                                                                     EXHIBIT 1.1

                                6,500,000 SHARES

                         STAR TELECOMMUNICATIONS, INC.
                                  COMMON STOCK

                             UNDERWRITING AGREEMENT

                                                                  March   , 1997

HAMBRECHT & QUIST LLC
ALEX. BROWN & SONS INCORPORATED
  c/o Hambrecht & Quist LLC
  One Bush Street
  San Francisco, California 94104

Ladies and Gentlemen:

     Star Telecommunications, Inc., a Delaware corporation (herein called the Company), proposes to issue and sell 5,500,000 shares of its authorized but unissued Common Stock, $.001 par value (herein called the Common Stock), and the stockholders of the Company named in Part A of Schedule II hereto (the "Underwritten Selling Stockholders") propose to sell an aggregate of 1,000,000 shares of Common Stock of the Company (said 6,500,000 shares of Common Stock being herein called the Underwritten Stock). The Company proposes to grant to the Underwriters (as hereinafter defined) an option to purchase up to 789,660 additional shares of Common Stock (the "Company Option Stock") and a certain stockholder of the Company named in Part B of Schedule II hereto (the "Additional Selling Stockholder") proposes to grant to the Underwriters an option to purchase up to 185,340 additional shares of Common Stock (the "Additional Selling Stockholder Option Stock") said 975,000 shares of Common Stock being herein called Option Stock (herein called the Option Stock and with the Underwritten Stock herein collectively called the Stock). The Common Stock is more fully described in the Registration Statement and the Prospectus hereinafter mentioned. The Underwritten Selling Stockholders and the Additional Selling Stockholder are hereinafter referred to as "Selling Stockholders".

     The Company and the Selling Stockholders severally hereby confirm the agreements made with respect to the purchase of the Stock by the several underwriters, for whom you are acting, named in Schedule I hereto (herein collectively called the Underwriters, which term shall also include any underwriter purchasing Stock pursuant to Section 3(b) hereof). You represent and warrant that you have been authorized by each of the other Underwriters to enter into this Agreement on its behalf and to act for it in the manner herein provided.

     1. REGISTRATION STATEMENT. The Company has filed with the Securities and Exchange Commission (herein called the Commission) a registration statement on
Form S-1 (No. 333-          ), including the related preliminary prospectus, for
the registration under the Securities Act of 1933, as amended (herein called the Securities Act) of the Stock. Copies of such registration statement and of each amendment thereto, if any, including the related preliminary prospectus (meeting the requirements of Rule 430A of the rules and regulations of the Commission) heretofore filed by the Company with the Commission have been delivered to you.

     The term Registration Statement as used in this agreement shall mean such registration statement, all exhibits and financial statements, all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below, in the form in which it became effective, and any registration statement filed pursuant to Rule 462(b) of the rules and regulations of the Commission with respect to the Stock (herein called a Rule 462(b) registration statement), and, in the event of any amendment thereto after the effective date of such registration statement (herein called the Effective
Date), shall also mean (from and after the effectiveness of such amendment) such registration statement as so amended (including any Rule 462(b) registration statement). The term Prospectus as used in this Agreement shall mean the prospectus relating to the Stock first filed with the Commission pursuant to Rule 424(b) and Rule 430A (or if no such filing is required, as included in the Registration Statement) and, in the event of any supplement or amendment to such prospectus after the Effective Date, shall also mean (from and after the filing with the Commission of such supplement or the effectiveness of such amendment) such prospectus as so supplemented or amended. The term Preliminary Prospectus as used in this Agreement shall mean each preliminary prospectus included in such registration statement prior to the time it becomes effective.

     The Registration Statement has been declared effective under the Securities Act, and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. The Company has caused to be delivered to you copies of each Preliminary Prospectus and has consented to the use of such copies for the purposes permitted by the Securities Act.

  2.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLING
STOCKHOLDERS.

     (a) Each of the Company and the Selling Stockholders listed in Part A of
Schedule II hereby severally represents and warrants as follows; provided that the Selling Stockholders make the following representations and warranties severally and to their knowledge after due inquiry:

          (i) Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has full corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement and the Prospectus and as being conducted, and is duly qualified as a foreign corporation and in good standing in all jurisdictions in which the character of the property owned or leased or the nature of the business transacted by it makes qualification necessary (except where the failure to be so qualified would not have a material adverse effect on the business, properties, financial condition or results of operations of the Company and its subsidiaries, taken as a whole).

          (ii) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any materially adverse change or any development including a prospective material adverse change in the business, properties, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, other than as set forth in the Registration Statement and the Prospectus, and since such dates, except in the ordinary course of business, neither the Company nor any of its subsidiaries has entered into any material transaction not referred to in the Registration Statement and the Prospectus.

          (iii) Each part of the Registration Statement and the Prospectus comply, and on the Closing Date (as hereinafter defined) and any later date on which Option Stock is to be purchased, the Prospectus will comply, in all material respects, with the provisions of the Securities Act and the rules and regulations of the Commission thereunder; on the Effective Date, the Registration Statement did not contain any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date the Prospectus did not and, on the Closing Date and any later date on which Option Stock is to be purchased, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that none of the representations and warranties in this subparagraph (iii) shall apply to statements in, or omissions from, the Registration Statement or the Prospectus made in reliance upon and in conformity with information herein or otherwise furnished in writing to the Company by or on behalf of the Underwriters for use in the Registration Statement or the Prospectus.

          (iv) The outstanding capital stock of the Company and its subsidiaries has been validly authorized, is fully paid and nonassessable, was issued in compliance with applicable federal and state securities laws, and was issued free of any preemptive right, right of first refusal or similar right. The Stock is duly and validly authorized, is (or, in the case of shares of the Stock to be sold by the Company, will be, when issued and sold to the Underwriters as provided herein) duly and validly issued, fully paid and nonassessable and conforms to the description thereof in the Prospectus. No further approval or authority of the stockholders or the Board of Directors of the Company will be required for the transfer and sale of the Stock to be sold by the Selling Stockholders or the issuance and sale of the Stock as contemplated herein. No preemptive right, or right of refusal in favor, exists with respect to the Stock, or the issue and sale thereof, or with respect to the exercise of options or other rights to purchase securities of the Company after the sale of the Stock pursuant to the Certificate of Incorporation or Bylaws of the Company. There is no contractual preemptive right that has not been waived, right of first refusal or right of co-sale which exists with respect to the Stock being sold by the Selling Stockholders or the issue and sale of the Stock.

          (v) The Registration Statement and Prospectus comply as to form in all material respects with the requirements of the Securities Act and with rules and regulations of the Commission thereunder.

          (vi) All holders of securities of the Company and its subsidiaries having rights to the registration of shares of Common Stock, or other securities, because of the filing of the Registration Statement by the Company have waived such rights or such rights have expired by reason of lapse of time following notification of the Company's intent to file the Registration Statement.

          (vii) The issue and sale by the Company and the Selling Stockholders of the shares of Stock sold by the Company and the Selling Stockholders as contemplated by the Underwriting Agreement will not conflict with, or result in a breach of, the Articles of Incorporation or Bylaws of the Company or any agreement or instrument to which the Company is a party or any applicable law or regulation, or any order, writ, injunction or decree, of any jurisdiction, court or governmental instrumentality.

          (viii) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated in the Underwriting Agreement, except such as have been (or will before the Closing Date have been) obtained under the Securities Act and such as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Stock by the Underwriters.

          (ix) This Agreement has been duly authorized, executed and delivered by the Company and the Selling Stockholders and constitutes a valid and binding obligation of each of them enforceable in accordance with its terms.

          (x) Prior to the Closing Date the Stock to be issued and sold by the Company will be approved for listing on the Nasdaq National Market by the National Association of Securities Dealers, Inc.

          (xi) The Company has complied with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida), relating to issuers doing business with the Government of Cuba or with any person or affiliate located in Cuba.

          (xii) The Company and its subsidiaries have all necessary consents, authorizations approvals, orders, certificates and permits of and from, and have made all declarations and filings with, all U.S. and foreign, federal state or provincial, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to obtain or file wold not have material adverse effect on the Company and its subsidiaries, taken as a whole and except as otherwise described in the Prospectus. Neither the Company nor any of its subsidiaries have received any notice of proceedings relating to, and does not have reason to believe that any governmental body or agency is considering limiting, suspending, modifying or revoking, any such consent, authorization, approval, order, certificate or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company or its subsidiaries, taken as a whole.

          (xiii) The Company and its subsidiaries have all necessary applications, statements, reports, information, forms, consents, authorizations, approvals, orders, certificates and permits ("Licenses") of and from all United States federal or state authorities, including the FCC and State Public Utilities Commissions to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to obtain or file would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, and except as described in the Prospectus.

          (xiv) The Licenses are in full force and effect without conditions that would have a material adverse effect on the Company's or its subsidiaries' operations except for such conditions that would have a material adverse effect on the Company's or its subsidiaries' operations except for such conditions imposed generally by the FCC upon such licenses or conditions stated on the face of the Licenses, (ii) all express conditions in the Licenses have been satisfied where the failure to satisfy such conditions would have a material adverse effect on the Company's or its subsidiaries' operations as described in the Registration Statement and the Prospectus, and (iii) neither the Company nor any of its subsidiaries have received any notification that any revocation or limitation of the Licenses is threatened or pending that would have a material adverse effect on the Company's or its subsidiaries operations as described in the Registration Statement and Prospectus.

          (xv) The Licenses are validly issued. The Company and its subsidiaries have filed with the FCC all applications, statements, reports, information, forms, or any other document required under the Communications Act, except where the failure to so file would not have a material adverse effect on the Company's and its subsidiaries' ability to provide its services as described in the Registration Statement and the Prospectus and such filings or submissions were in compliance with applicable laws or regulations when filed or submitted and no deficiencies have been asserted by the FCC with respect to such filings or submissions except where the deficiency is of such a nature that failure to cure any such deficiency would not have a material adverse effect on the Company's and its subsidiaries ability to provide its services as described in the Registration Statement and Prospectus, and, the information contained in such filings or submissions was, in all material respects, accurate, complete and up-to-date at the time the filings or submissions were made.

          (xvi) With respect to matters relating to the regulation of long distance telecommunications carriers administered by United States federal or state authorities, including, and not limited to, the FCC and State Public Utilities Commissions, the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provisions of applicable law or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement.

          (xvii) There is no proceeding, formal or informal complaint or investigation before the FCC against the Company or any of its subsidiaries or any of the Licenses or based on any violation or alleged violation by the Company or any of its subsidiaries of the Communications Act except for proceedings affecting the industry generally to which neither the Company nor any of its subsidiaries is a specific party.

          (xviii) Neither the execution, delivery and performance of the Underwriting Agreement by the Company and the Selling Stockholders not the stock issuance and sale described in the Registration Statement and Prospectus, will conflict with, violate or require any authorization, approval, or consent under the Commissions Act or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or cause any forfeiture or impairment of, any of the Licenses.

          (xix) The Company owns or possesses adequate licenses or other rights to use all patents, copyrights, trademarks, service marks, trade names, technology and know-how necessary (in any material respect) to conduct its business in the manner described in the Prospectus and, except as disclosed in the Prospectus, the Company has not received any notice of infringement or conflict with (and knows of no infringement or conflict with) asserted rights of others with respect to any patents, copyrights, trademarks, service marks, trade names, technology or know-how which could result in any material adverse effect on the Company, taken as a whole; and, except as disclosed in the Prospectus, the discoveries, inventions, products or processes of the Company referred to in the Prospectus do not, to the knowledge of the Company, infringe or conflict with any right or patent of any third party, or any discovery, invention, product or process which is the subject of a patent application filed by any third party, known to the Company which could have a material adverse effect on the Company, taken as a whole.

          (xx) Neither the Company nor any other person associated with or acting on behalf of the Company including, without limitation, any director, officer, agent, or employee of the Company has, directly or indirectly, while acting on behalf of the Company, (i) used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; (ii) made any unlawful contribution to any candidate for foreign or domestic office, or to any foreign or domestic government officials or employees or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof or to foreign or domestic political parties or campaigns from corporate funds, or failed to disclose fully any contribution in violation of law; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any other unlawful payment.

          (xxi) Neither the Company nor, to the Company's knowledge, any employee or agent of the Company has made any payment of funds of the Company or received or retained any funds which constitutes a violation by the Company of any law, rule or regulation or of a character required to be disclosed in the Prospectus.

          (xxii) With respect to state certificates of public convenience and necessity of other operating authorizations issued by state and public utility commissions or similar state governmental agencies (collectively "PUCs" and individually a "PUC") (such PUC certificates and authorizations are hereinafter referred to collectively as the "State Authorizations") held by the Company and its subsidiaries, such State Authorizations are in full force and effect and are unimpaired by any act or omission of the Company or any of its employees or agents or the Company's subsidiaries, in each case except where such authorization is not required or where the failure to so hold any such State Authorization would not have a material adverse effect on the Company or its business, properties, business prospects, condition (financial or otherwise) or results of operations. The State Authorizations are all of the licenses, authorizations, consents and approvals necessary from the PUCs in order to allow the Company and its subsidiaries to own its assets and carry on its business as currently being conducted, except where the failure to so hold any State Authorizations would not have a material adverse effect on the Company or its subsidiaries, or its business, properties, business prospects, condition (financial or otherwise) or results of opera-tions. To the best of the Company's knowledge, there are no proceedings of any kind, including but not limited to rulemaking proceedings of general applicability in the industry or industries in which the Company operates, by or before any PUC, now pending or threatened, which, if adversely determined, would have a material adverse effect on the Company or its business, properties, business prospects, condition (financial or otherwise) or results of operations. Neither the execution and delivery of this Agreement and the Pricing Agreement or the consummation of the transactions contemplated herein and therein and in the Registration Statement will conflict with or result in a breach of, or require any authorization, approval or consent under the Communications Act of 1934, as amended, or the rules of the Federal Communications Commission (the "FCC") or the communications statutes of any state or the policies or rules of any PUC. All applications, reports and other filings required by the FCC or any PUC to be filed as of the date hereof with respect to any FCC license or the State Authorizations, as the case may be, have been duly and currently filed as of the date hereof, except where the failure to so file would not have a material adverse effect on the Company or its business, properties, business prospects, condition (financial or otherwise) or results of operations.

          (xxiii) The Company and its subsidiaries have filed with the applicable foreign and domestic regulatory authorities each and every statement, report, information or form required by any applicable law, regulation or order, except where the failure to so file would not have a material adverse effect on the Company or its business, properties, business prospects, condition (financial or otherwise) or results of operations, and all such filings or submissions were in compliance with applicable laws when filed, and no deficiencies have been asserted by any regulatory commission, agency or authority with respect to such filings or submissions, except where the failure to so file or cure any such deficiency would not have a material adverse effect on the Company or its business, properties, business prospects, condition (financial or otherwise) or results of operations. The Company and its subsidiaries have maintained in full force and effect all licenses and permits necessary or proper for the conduct of its business, except where the failure to do so would not have a material adverse effect on the Company or its business, properties, business prospects, condition (financial or otherwise) or results of operations, and neither the Company nor any of its subsidiaries have received any notification that any revocation or limitation thereof is threatened or pending that would have such an effect. Except as disclosed in the Registration Statement and the Prospectus, there is not pending any change under any law, regulation, license or permit that would have a material adverse effect on the Company or its business, properties, business prospects, condition (financial or otherwise) or results of operations. Neither the Company nor any or its subsidiaries have received any notice of, or, to the knowledge of the Company and its subsidiaries, been threatened with or is under investigation with respect to, a violation or a possible violation of any provision of any law, regulation or order, except such violation or violations as would not have a material adverse effect on the Company or its business, properties, business prospects,.condition (financial or otherwise) or results of operations.

          (xxiv) There is no legal or governmental proceeding pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or its subsidiaries is subject that is required to be described in the Registration Statement or the Prospectus and is not so described; or any statute, regulation, contract or other document that is required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed.

          (xxv) The Company and its subsidiaries have all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all governmental authorities, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to obtain or file such would not have a material adverse effect on the Company.

          (xxvi) The Company and its subsidiaries (i) are in compliance with applicable laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required under applicable Environmental Laws to conduct its business, and
     (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance, failure to receive or failure to comply would not have a material adverse effect on the Company.

          (xxvii) The Company is not, and upon receipt and pending application of the net proceeds from the sale of the Stock to be sold by the Company in the manner described in the Prospectus will not be, an "investment company" or an "affiliated person" of or "promoter" or "principal underwriter" for an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

          (xxviii) No action has been taken by the Company or any of its subsidiaries or any of the Selling Stockholders which would constitute a violation of any noncompetition (or similar) agreement between Christopher
     E. Edgecomb and any other.

     (b) Each Selling Stockholder, severally and not jointly, hereby represents and warrants as follows:

          (i) Such Selling Stockholder has full power and authority to enter into this Agreement and the Agreement and Power of Attorney. All authorizations and consents necessary for the execution and delivery by such Selling Stockholder of the Agreement and Power of Attorney, and for the execution of this Agreement on behalf of such Selling Stockholder, have been given. Each of the Agreement and Power of Attorney and this Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder and constitutes a valid and binding agreement of such Selling Stockholder and is enforceable against such Selling Stockholder in accordance with the terms thereof and hereof.

          (ii) Such Selling Stockholder now has, and at the time of delivery thereof hereunder will have , (1) good and marketable title to the Shares to be sold by such Selling Stockholder hereunder, free and clear of all liens, encumbrances and claims whatsoever (other than pursuant to the Agreement and Power of Attorney); and (2) full legal right and power, and all authorizations and approvals required by law, to sell, transfer and deliver such Shares to the Underwriters hereunder and to make the representations, warranties and agreements made by such Selling Stockholder herein. Upon the delivery of and payment for such Shares hereunder, such Selling Stockholder will deliver good and marketable title thereto, free and clear of all liens, encumbrances and claims whatsoever.

          (iii) On the Closing Date or Option Closing Date, as the case may be, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Shares to be sold by such Selling Stockholder to the several Underwriters hereunder will have been fully paid or provided for by such Selling Stockholder and all laws imposing such taxes will have been fully complied with.

          (iv) The performance of this Agreement and the consummation of the transactions contemplated hereby will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of such Selling Stockholder pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the acceleration of any obligation under, if such Selling Stockholder is a corporation or partnership, the organization documents of such Selling Stockholder, or, as to all such Selling Stockholders, any contract or other agreement to which such Selling Stockholder is a party or by which such Selling Stockholder or any of its property is bound or affected, or under any ruling, decree, judgment, order, statute, jurisdiction over such Selling Stockholder or the property of such Selling Stockholder.

          (v) No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required for the consummation by such Selling

     Stockholder of the transactions on its part contemplated herein and in the Agreement and Power of Attorney, except such as have been obtained under the Act or the Rules and Regulations and such as may be required under state securities or Blue Sky laws or the by-laws and rules of the NASD in connection with the purchase and distribution by the Underwriters of the Shares to be sold by such Selling Stockholder.

          (vi) Other than as permitted by the Act and the Rules and Regulations, such Selling Stockholder has not distributed and will not distribute any preliminary prospectus, the Prospectus or any other offering material in connection with the offering and sale of the Shares. Such Selling Stockholder has not taken, directly or indirectly, any action designed, or which might reasonably be expected, to cause or result in, under the Act or otherwise, or which has caused or resulted in, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

          (vii) Neither such Selling Stockholder nor any of such Selling Stockholder's affiliates directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, or has any other association (within the meaning of Article I, Section 1(m) of the by-laws of the NASD) or affiliation with, any member firm of the NASD.

          (viii) Certificates in negotiable form for the Shares to be sold hereunder by such Selling Stockholder have been placed in custody, for the purpose of making delivery of such Shares under this Agreement, under the
     Agreement and Power of Attorney which appoints                          and
                              as custodian (the "Custodian") for each Selling
     Stockholder. Such Selling Stockholder agrees that the Shares represented by the certificates held in custody for him or it under the Agreement and Power of Attorney are for the benefit of and coupled with and subject to the interest hereunder of the Custodian, the Attorney-in-Fact, the Underwriters, each other Selling Stockholder and the Company, that the arrangements made by such Selling Stockholder for such custody and the appointment of the Custodian and the Attorney-in -Fact by such Selling Stockholder are irrevocable, and that the obligations of such Selling Stockholder hereunder shall not be terminated by operation of law, whether by the death, disability, incapacity or liquidation of any Selling Stockholder or the occurrence of any other event. If any Selling Stockholder should die, become disabled or incapacitated or be liquidated or if any other such event should occur before the delivery of the Shares hereunder, certificates for the Shares shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement and actions taken by the Attorney-in-Fact and the Custodian pursuant to the Agreement and Power of Attorney, shall be as valid as if such death, liquidation, incapacity or other event had not occurred, regardless of whether or not the Custodian or the Attorney-in-Fact, or either of them, shall have received notice thereof.

     3.  PURCHASE OF THE STOCK BY THE UNDERWRITERS.

     (a) On the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell 5,500,000 shares of the Underwritten Stock to the several Underwriters, each Selling Stockholder agrees to sell to the several Underwriters the number of shares of Underwritten Stock set forth in Part A of Schedule II opposite the name of such Selling Stockholder, and each of the Underwriters agrees to purchase from the Company and the Selling Stockholders the respective aggregate number of shares of Underwritten Stock set forth opposite its name in Schedule
I. The price at which such shares of Underwritten Stock shall be sold by the Company and the Selling Stockholders and purchased by the several Underwriters
shall be $     per share. The obligation of each Underwriter to the Company and each of the Selling Stockholders shall be to purchase from the Company and the Selling Stockholders that number of shares of the Underwritten Stock which represents the same proportion of the total number of shares of the Underwritten Stock to be sold by each of the Company and the Selling Stockholders pursuant to this Agreement as the number of shares of the Underwritten Stock set forth opposite the name of such Underwriter in Schedule I hereto represents of the total number of shares of the Underwritten Stock to be purchased by all Underwriters pursuant to this Agreement, as adjusted by you in such manner as you deem advisable to avoid fractional shares. In making this Agreement, each Underwriter is contracting severally and not jointly; except as provided in paragraphs (b) and (c) of this Section 3, the agreement of each Underwriter is to purchase only the respective number of shares of the Underwritten Stock specified in Schedule I.

     (b) If for any reason one or more of the Underwriters shall fail or refuse (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 8 or 9 hereof) to purchase and pay for the number of shares of the Stock agreed to be purchased by such Underwriter or Underwriters, the Company or the Selling Stockholders shall immediately give notice thereof to you, and the non-defaulting Underwriters shall have the right within 24 hours after the receipt by you of such notice to purchase, or procure one or more other Underwriters to purchase, in such proportions as may be agreed upon between you and such purchasing Underwriter or Underwriters and upon the terms herein set forth, all or any part of the shares of the Stock which such defaulting Underwriter or Underwriters agreed to purchase. If the non-defaulting Underwriters fail so to make such arrangements with respect to all such shares and portion, the number of shares of the Stock which each non-defaulting Underwriter is otherwise obligated to purchase under this Agreement shall be automatically increased on a pro rata basis to absorb the remaining shares and portion which the defaulting Underwriter or Underwriters agreed to purchase; provided, however, that the non-defaulting Underwriters shall not be obligated to purchase the shares and portion which the defaulting Underwriter or Underwriters agreed to purchase if the aggregate number of such shares of the Stock exceeds 10% of the total number of shares of the Stock which all Underwriters agreed to purchase hereunder. If the total number of shares of the Stock which the defaulting Underwriter or Underwriters agreed to purchase shall not be purchased or absorbed in accordance with the two preceding sentences, the Company and the Selling Stockholders shall have the right, within 24 hours next succeeding the 24-hour period above referred to, to make arrangements with other underwriters or purchasers satisfactory to you for purchase of such shares and portion on the terms herein set forth. In any such case, either you or the Company and the Selling Stockholders shall have the right to postpone the Closing Date determined as provided in Section 5 hereof for not more than seven business days after the date originally fixed as the Closing Date pursuant to said Section 5 in order that any necessary changes in the Registration Statement, the Prospectus or any other documents or arrangements may be made. If neither the non-defaulting Underwriters nor the Company and the Selling Stockholders shall make arrangements within the 24-hour periods stated above for the purchase of all the shares of the Stock which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall be terminated without further act or deed and without any liability on the part of the Company or the Selling Stockholders to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company or the Selling Stockholders. Nothing in this paragraph (b), and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     (c) On the basis of the representations, warranties and covenants herein contained, and subject to the terms and conditions herein set forth, the Company grants an option to the several Underwriters to purchase, severally and not jointly, up to 789,660 in the aggregate of the Company Option Stock from the Company, and the Additional Selling Stockholder grants an option to the Underwriters to purchase, severally and not jointly, up to 185,340 shares in the aggregate of the Additional Option Stock from the Additional Selling Stockholder, at the same price per share as the Underwriters shall pay for the Underwritten Stock. Said options may be exercised only to cover over-allotments in the sale of the Underwritten Stock by the Underwriters and may be exercised in whole or in part at any time (but not more than once) on or before the thirtieth day after the date of this Agreement upon written or telegraphic notice by you to the Company setting forth the aggregate number of shares of the Option Stock as to which the several Underwriters are exercising the option. Delivery of certificates for the shares of Option Stock, and payment therefor, shall be made as provided in Section 5 hereof. The number of shares of the Option Stock to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Stock to be purchased by the several

Underwriters as such Underwriter is purchasing of the Underwritten Stock, as adjusted by you in such manner as you deem advisable to avoid fractional shares. The number of shares of Option Stock to be purchased from the Company and from the Additional Selling Stockholder shall be allocated between the Company and the Additional Selling Stockholder in the same proportion as the maximum number of shares of Company Option Stock bears to the maximum number of shares of Additional Selling Stockholder Option Stock.

     4.  OFFERING BY UNDERWRITERS.

     (a) The terms of the initial public offering by the Underwriters of the Stock to be purchased by them shall be as set forth in the Prospectus. The Underwriters may from time to time change the public offering price after the closing of the initial public offering and increase or decrease the concessions and discounts to dealers as they may determine.

     (b) The information set forth in the last paragraph on the front cover page and under "Underwriting" in the Registration Statement, any Preliminary Prospectus and the Prospectus relating to the Stock filed by the Company (insofar as such information relates to the Underwriters) constitutes the only information furnished by the Underwriters to the Company for inclusion in the Registration Statement, any Preliminary Prospectus, and the Prospectus, and you on behalf of the respective Underwriters represent and warrant to the Company that the statements made therein are correct.

     5.  DELIVERY OF AND PAYMENT FOR THE STOCK.

     (a) Delivery of certificates for the shares of the Underwritten Stock and the Option Stock (if the option granted by Section 3(c) hereof shall have been exercised not later than 7:00 A.M., San Francisco time, on the date two business days preceding the Closing Date), and payment therefor, shall be made at the office of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, at 7:00 a.m., San Francisco time, on the fourth business day after the date of this Agreement, or at such time on such other day, not later than seven full business days after such fourth business day, as shall be agreed upon in writing by the Company and you. The date and hour of such delivery and payment (which may be postponed as provided in Section 3(b) hereof) are herein called the Closing Date.

     (b) If the option granted by Section 3(c) hereof shall be exercised after 7:00 a.m., San Francisco time, on the date two business days preceding the Closing Date, delivery of certificates for the shares of Option Stock, and payment therefor, shall be made at the office of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, at 7:00 a.m., San Francisco time, on the third business day after the exercise of such option.

     (c) Payment for the Stock purchased from the Company shall be made to the Company or its order and payment for the Stock purchased from the Selling Stockholders shall be made to the Custodian for the account of the Selling Stockholders, in each case by one or more certified or official bank check or checks in same day funds. Such payment shall be made upon delivery of certificates for the Stock to you for the respective accounts of the several Underwriters against receipt therefor signed by you. Certificates for the Stock to be delivered to you shall be registered in such name or names and shall be in such denominations as you may request at least one business day before the Closing Date, in the case of Underwritten Stock, and at least one business day prior to the purchase thereof, in the case of the Option Stock. Such certificates will be made available to the Underwriters for inspection, checking and packaging at the offices of Lewco Securities Corporation, 2 Broadway, New York, New York 10004 on the business day prior to the Closing Date or, in the case of the Option Stock, by 3:00 p.m., New York time, on the business day preceding the date of purchase.

     It is understood that you, individually and not on behalf of the Underwriters, may (but shall not be obligated to) make payment to the Company and the Selling Stockholders for shares to be purchased by any Underwriter whose check shall not have been received by you on the Closing Date or any later date on which Option Stock is purchased for the account of such Underwriter. Any such payment by you shall not relieve such Underwriter from any of its obligations hereunder.

     6. FURTHER AGREEMENTS OF THE COMPANY AND THE SELLING STOCKHOLDERS. The Company, and to the extent specified below the Selling Stockholders, respectively severally covenant and agree as follows:

     (a) The Company will (i) prepare and timely file with the Commission under Rule 424(b) a Prospectus containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A and (ii) not file any amendment to the Registration Statement or supplement to the Prospectus of which you shall not previously have been advised and furnished with a copy or to which you shall have reasonably objected in writing or which is not in compliance with the Securities Act or the rules and regulations of the Commission.

     (b) The Company will promptly notify each Underwriter in the event of (i) the request by the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, (iii) the institution or notice of intended institution of any action or proceeding for that purpose, (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Stock for sale in any jurisdiction, or (v) the receipt by it of notice of the initiation or threatening of any proceeding for such purpose. The Company will make every reasonable effort to prevent the issuance of such a stop order and, if such an order shall at any time be issued, to obtain the withdrawal thereof at the earliest possible moment.

     (c) The Company will (i) on or before the Closing Date, deliver to you a signed copy of the Registration Statement as originally filed and of each amendment thereto filed prior to the time the Registration Statement becomes effective and, promptly upon the filing thereof, a signed copy of each post-effective amendment, if any, to the Registration Statement (together with, in each case, all exhibits thereto unless previously furnished to you) and will also deliver to you, for distribution to the Underwriters, a sufficient number of additional conformed copies of each of the foregoing (but without exhibits) so that one copy of each may be distributed to each Underwriter, (ii) as promptly as possible deliver to you and send to the several Underwriters, at such office or offices as you may designate, as many copies of the Prospectus as you may reasonably request, and (iii) thereafter from time to time during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, likewise send to the Underwriters as many additional copies of the Prospectus and as many copies of any supplement to the Prospectus and of any amended prospectus, filed by the Company with the Commission, as you may reasonably request for the purposes contemplated by the Securities Act.

     (d) If at any time during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer any event relating to or affecting the Company, or of which the Company shall be advised in writing by you, shall occur as a result of which it is necessary, in the opinion of counsel for the Company or of counsel for the Underwriters, to supplement or amend the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser of the Stock, the Company will forthwith prepare and file with the Commission a supplement to the Prospectus or an amended prospectus so that the Prospectus as so supplemented or amended will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time such Prospectus is delivered to such purchaser, not misleading. If, after the initial public offering of the Stock by the Underwriters and during such period, the Underwriters shall propose to vary the terms of offering thereof by reason of changes in general market conditions or otherwise, you will advise the Company in writing of the proposed variation, and, if in the opinion either of counsel for the Company or of counsel for the Underwriters such proposed variation requires that the Prospectus be supplemented or amended, the Company will forthwith prepare and file with the Commission a supplement to the Prospectus or an amended prospectus setting forth such variation. The Company authorizes the Underwriters and all dealers to whom any of the Stock may be sold by the several Underwriters to use the Prospectus, as from time to time amended or supplemented, in connection with the sale of the Stock in accordance with the applicable provisions of the Securities Act and the applicable rules and regulations thereunder for such period.

     (e) Prior to the filing thereof with the Commission, the Company will submit to you, for your information, a copy of any post-effective amendment to the Registration Statement and any supplement to the Prospectus or any amended prospectus proposed to be filed.

     (f) The Company will cooperate, when and as requested by you, in the qualification of the Stock for offer and sale under the securities or blue sky laws of such jurisdictions as you may designate and, during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, in keeping such qualifications in good standing under said securities or blue sky laws; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will, from time to time, prepare and file such statements, reports, and other documents as are or may be required to continue such qualifications in effect for so long a period as you may reasonably request for distribution of the Stock.

     (g) During a period of five years commencing with the date hereof, the Company will furnish to you, and to each Underwriter who may so request in writing, copies of all periodic and special reports furnished to stockholders of the Company and of all information, documents and reports filed with the Commission (including the Report on Form SR required by Rule 463 of the Commission under the Securities Act).

     (h) Not later than the 45th day following the end of the fiscal quarter first occurring after the first anniversary of the Effective Date, the Company will make generally available to its security holders an earnings statement in accordance with Section 11(a) of the Securities Act and Rule 158 thereunder.

     (i) The Company and the Selling Stockholders jointly and severally agree to pay all costs and expenses incident to the performance of their obligations under this Agreement, including all costs and expenses incident to (i) the preparation, printing and filing with the Commission and the National Association of Securities Dealers, Inc. of the Registration Statement, any Preliminary Prospectus and the Prospectus, (ii) the furnishing to the Underwriters of copies of any Preliminary Prospectus and of the several documents required by paragraph (c) of this Section 6 to be so furnished, (iii) the printing of this Agreement and related documents delivered to the Underwriters, (iv) the preparation, printing and filing of all supplements and amendments to the Prospectus referred to in paragraph (d) of this Section 6, (v) the furnishing to you and the Underwriters of the reports and information referred to in paragraph (g) of this Section 6 and (vi) the printing and issuance of stock certificates, including the transfer agent's fees. The Selling Stockholders will pay any transfer taxes incident to the transfer to the Underwriters of the shares of Stock being sold by the Selling Stockholders.

     (j) The Company and the Selling Stockholders jointly and severally agree to reimburse you, for the account of the several Underwriters, for blue sky fees and related disbursements (including counsel fees and disbursements and cost of printing memoranda for the Underwriters) paid by or for the account of the Underwriters or their counsel in qualifying the Stock under state securities or blue sky laws and in the review of the offering by the NASD.

     (k) Without the prior written consent of Hambrecht & Quist LLC on behalf of the Underwriters, the Company will not, for a period of 180 days following the commencement of the public offering of the Stock by the Underwriters, directly or indirectly, (i) sell, offer, contract to sell, make any short sale, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exchangeable or exercisable for or any rights to purchase or acquire Common Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences or ownership of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Stock to be sold to the Underwriters pursuant to this Agreement, (B) shares of Common Stock issued by the Company upon the exercise of options granted under the stock option plans of the Company (the "Option Plans") or upon the exercise of warrants outstanding as of the date hereof, all as described in footnote (*) to the table under the caption "Capitalization" in the Preliminary Prospectus, and (C) the grant of options to purchase Common Stock under the Option Plans.

     (l) The Company has obtained from each director and officer of the Company, whether or not the individual owns securities of the Company, from each stockholder (other than as consented to by the Representatives) and from each holder of an option or other right to acquire the Company's securities, an agreement with you that, without the prior written consent of Hambrecht & Quist LLC on behalf of the Underwriters, such person or entity will not, for a period of 180 days following the commencement of the public offering of the Stock by the Underwriters, directly or indirectly, (i) sell, offer, contract to sell, make any short sale, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exchangeable or exercisable for or any rights to purchase or acquire Common Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences or ownership of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.

     (m) If at any time during the 25-day period after the Registration Statement becomes effective any rumor, publication or event relating to or affecting the Company shall occur as a result of which in your opinion the market price for the Stock has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus), the Company will, after written notice from you advising the Company to the effect set forth above, forthwith prepare, consult with you concerning the substance of, and disseminate a press release or other public statement, reasonably satisfactory to you, responding to or commenting on such rumor, publication or event.

     (n) The Company is familiar with the Investment Company Act of 1940, as amended, and has in the past conducted its affairs, and will in the future conduct its affairs, in such a manner to ensure that the Company was not and will not be an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

     7.  INDEMNIFICATION AND CONTRIBUTION.

     (a) Subject to the provisions of paragraph (f) of this Section 7, the Company and the Selling Stockholders, joint and severally (as described in paragraph (f) of this Section 7), agree to indemnify and hold harmless each Underwriter and each person (including each partner or officer thereof) who controls any Underwriter within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject under the Securities Act, the Securities Exchange Act of 1934, as amended (herein called the Exchange Act), or the common law or otherwise, and the Company and the Selling Stockholders jointly and severally agree to reimburse each such Underwriter and controlling person for any legal or other expenses (including, except as otherwise hereinafter provided, reasonable fees and disbursements of counsel) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding which may be brought against, the respective indemnified parties, in each case arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus as part thereof and any Rule 462(b) registration statement) or any post-effective amendment thereto (including any Rule 462(b) registration statement), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary

Prospectus or the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that (1) the indemnity agreements of the Company and the Selling Stockholders contained in this paragraph (a) shall not apply to any such losses, claims, damages, liabilities or expenses if such statement or omission was made in reliance upon and in conformity with information furnished as herein stated or otherwise furnished in writing to the Company by or on behalf of any Underwriter for use in any Preliminary Prospectus or the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto and (2) the indemnity agreement contained in this paragraph (a) with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages, liabilities or expenses purchased the Stock which is the subject thereof (or to the benefit of any person controlling such Underwriter) if at or prior to the written confirmation of the sale of such Stock a copy of the Prospectus (or the Prospectus as amended or supplemented) was not sent or delivered to such person (excluding the documents incorporated therein by reference) and the untrue statement or omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented) unless the failure is the result of noncompliance by the Company or the Selling Stockholders with paragraph (c) of
Section 7 hereof. Each Selling Stockholder shall only be liable under this paragraph with respect to (A) information pertaining to such Selling Stockholder furnished by or on behalf of such Selling Stockholder expressly for use in any Preliminary Prospectus or the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto or (B) facts that would constitute a breach of any representation, warranty or covenant of such Selling Stockholder set forth in Sections 2(b) or 6(l) hereof. The indemnity agreements of the Company and the Selling Stockholders contained in this paragraph (a) and the representations and warranties of the Company and the Selling Stockholders contained in Section 2 and Section 3, respectively, hereof shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of and payment for the Stock.

     (b) Each Underwriter severally agrees to indemnify and hold harmless the Company and the Selling Stockholders, each of the Company's officers who signs the Registration Statement on his own behalf or pursuant to a power of attorney, each of the Company's directors, each other Underwriter and each person (including each partner or officer thereof) who controls the Company or any such other Underwriter within the meaning of Section 15 of the Securities Act, and the Selling Stockholders from and against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject under the Securities Act, the Exchange Act, or the common law or otherwise and to reimburse each of them for any legal or other expenses (including, except as otherwise hereinafter provided, reasonable fees and disbursements of counsel) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding which may be brought against, the respective indemnified parties, in each case arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus as part thereof and any Rule 462(b) registration statement) or any post-effective amendment thereto (including any Rule 462(b) registration statement) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished as herein stated or otherwise furnished in writing to the Company by or on behalf of such indemnifying Underwriter for use in the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto. The indemnity agreement of each Underwriter contained in this paragraph (b) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of and payment for the Stock.

     (c) Each party indemnified under the provision of paragraphs (a) and (b) of this Section 7 agrees that, upon the service of a summons or other initial legal process upon it in any action or suit instituted against it or upon its receipt of written notification of the commencement of any investigation or inquiry of, or proceeding against, it in respect of which indemnity may be sought on account of any indemnity agreement contained in such paragraphs, it will promptly give written notice (herein called the Notice) of such service or notification to the party or parties from whom indemnification may be sought hereunder. No indemnification provided for in such paragraphs shall be available to any party who shall fail so to give the Notice if the party to whom such Notice was not given was unaware of the action, suit, investigation, inquiry or proceeding to which the Notice would have related and was prejudiced by the failure to give the Notice, but the omission so to notify such indemnifying party or parties of any such service or notification shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of such indemnity agreement. Any indemnifying party shall be entitled at its own expense to participate in the defense of any action, suit or proceeding against, or investigation or inquiry of, an indemnified party. Any indemnifying party shall be entitled, if it so elects within a reasonable time after receipt of the Notice by giving written notice (herein called the Notice of Defense) to the indemnified party, to assume (alone or in conjunction with any other indemnifying party or parties) the entire defense of such action, suit, investigation, inquiry or proceeding, in which event such defense shall be conducted, at the expense of the indemnifying party or parties, by counsel chosen by such indemnifying party or parties and reasonably satisfactory to the indemnified party or parties; provided, however, that (i) if the indemnified party or parties reasonably determine that there may be a conflict between the positions of the indemnifying party or parties and of the indemnified party or parties in conducting the defense of such action, suit, investigation, inquiry or proceeding or that there may be legal defenses available to such indemnified party or parties different from or in addition to those available to the indemnifying party or parties, then counsel for the indemnified party or parties shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interests of the indemnified party or parties and (ii) in any event, the indemnified party or parties shall be entitled to have counsel chosen by such indemnified party or parties participate in, but not conduct, the defense. If, within a reasonable time after receipt of the Notice, an indemnifying party gives a Notice of Defense and the counsel chosen by the indemnifying party or parties is reasonably satisfactory to the indemnified party or parties, the indemnifying party or parties will not be liable under paragraphs (a) through
(c) of this Section 7 for any legal or other expenses subsequently incurred by the indemnified party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding, except that (A) the indemnifying party or parties shall bear the legal and other expenses incurred in connection with the conduct of the defense as referred to in clause (i) of the proviso to the preceding sentence and (B) the indemnifying party or parties shall bear such other expenses as it or they have authorized to be incurred by the indemnified party or parties. If, within a reasonable time after receipt of the Notice, no Notice of Defense has been given, the indemnifying party or parties shall be responsible for any legal or other expenses incurred by the indemnified party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding.

     (d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under paragraph (a) or (b) of this Section 7, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in paragraph (a) or (b) of this Section 7 (i) in such proportion as is appropriate to reflect the relative benefits received by each indemnifying party from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each indemnifying party in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, or actions in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on one hand, and the Underwriters on the other, shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Stock received by the Company and the Selling Stockholders and the total underwriting discount received by the Underwriters, as set forth in the table on the cover page of the Prospectus, bear to the aggregate public offering price of the Stock. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by each indemnifying party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.

     The parties agree that it would not be just and equitable if contributions pursuant to this paragraph (d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to in the first sentence of this paragraph (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities, or actions in respect thereof, referred to in the first sentence of this paragraph (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigation, preparing to defend or defending against any action or claim which is the subject of this paragraph (d). Notwithstanding the provisions of this paragraph
(d), no Underwriter shall be required to contribute any amount in excess of the underwriting discount applicable to the Stock purchased by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this paragraph (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

     Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect of which contribution may be sought, it will promptly give written notice of such service to the party or parties from whom contribution may be sought, but the omission so to notify such party or parties of any such service shall not relieve the party from whom contribution may be sought from any obligation it may have hereunder or otherwise (except as specifically provided in paragraph (c) of this Section 7).

     (e) Neither the Company nor the Selling Stockholders will, without the prior written consent of each Underwriter, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not such Underwriter or any person who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of such Underwriter and each such controlling person from all liability arising out of such claim, action, suit or proceeding.

     (f) The term "jointly and severally" in the second and eighth lines of paragraph (a) of this Section 7 means that the Company's obligation is joint and several with the obligation of each of the Selling Stockholders, but that the obligation of a Selling Stockholder is several and not joint with the obligation of the Company or any other Selling Stockholder. The liability of each Selling Stockholder under the indemnity, contribution and reimbursement agreements contained in the provisions of this Section 7 and Section 11 hereof shall be limited to an amount equal to the price to the underwriters of the stock sold by such Selling Stockholder to the Underwriters. The Company and the Selling Stockholders may agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to the respective amounts of such liability for which they each shall be responsible.

     8. TERMINATION. This Agreement may be terminated by you at any time prior to the Closing Date by giving written notice to the Company and the Selling Stockholders if after the date of this Agreement trading in the Common Stock shall have been suspended, or if there shall have occurred (i) the engagement in hostilities or an escalation of major hostilities by the United States or the declaration of war or a national emergency by the United States on or after the date hereof, (ii) any outbreak of hostilities or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, calamity, crisis or change in economic or political conditions in the financial markets of the United States would, in the Underwriters' reasonable judgment, make the offering or delivery of the Stock impracticable,
(iii) suspension of trading in securities generally or a material adverse decline in value of securities generally on the New York Stock Exchange, the American Stock Exchange, The Nasdaq Stock Market, or limitations on prices (other than limitations on hours or numbers of days of trading) for securities on either such exchange or system, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of, or commencement of any proceeding or investigation by, any court, legislative body, agency or other governmental authority which in the Underwriters' reasonable opinion materially and adversely affects or will materially or adversely affect the business or operations of the Company, (v) declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in the Underwriters' reasonable opinion has a material adverse effect on the securities markets in the United States. If this Agreement shall be terminated pursuant to this Section 8, there shall be no liability of the Company or the Selling Stockholders to the Underwriters and no liability of the Underwriters to the Company or the Selling Stockholders; provided, however, that in the event of any such termination the Company and the Selling Stockholders agree to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company and the Selling Stockholders under this Agreement, including all costs and expenses referred to in paragraphs (i) and (j) of Section 6 hereof.

     9. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the several Underwriters to purchase and pay for the Stock shall be subject to the performance by the Company and the Selling Stockholders of all of their respective obligations to be performed hereunder at or prior to the Closing Date or any later date on which Option Stock is to be purchased, as the case may be, and to the following further conditions:

          (a) The Registration Statement shall have become effective; and no stop order suspending the effectiveness thereof shall have been issued and no proceedings therefor shall be pending or threatened by the Commission.

          (b) The legality and sufficiency of the sale of the Stock hereunder and the validity and form of the certificates representing the Stock, all corporate proceedings and other legal matters incident to the foregoing, and the form of the Registration Statement and of the Prospectus (except as to the financial statements contained therein), shall have been approved at or prior to the Closing Date by Wilson Sonsini Goodrich & Rosati, P.C., counsel for the Underwriters.

          (c) You shall have received from Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, counsel for the Company and the Selling Stockholders, an opinion, addressed to the Underwriters and dated the Closing Date, covering the matters set forth in Annex A hereto, and if Option Stock is purchased at any date after the Closing Date, an additional opinion from such counsel, addressed to the Underwriters and dated such later date, confirming that the statements expressed as of the Closing Date in such opinion remain valid as of such later date.

          (d) You shall have received from Seed, Mackall & Cole, counsel for the Company, a letter addressed to the Underwriters and dated the Closing Date, stating that such counsel is not aware of any pending or threatened litigation involving the Company or any of its subsidiaries, and if Option Stock is purchased at any date after the Closing Date, an additional letter from such counsel, addressed to the Underwriters and dated such later date, confirming that the statements expressed as of the Closing Date in such letter remain valid as of such later date.

          (e) You shall have received from Swidler, Berlin, regulatory counsel for the Company, an opinion, addressed to the Underwriters and dated the Closing Date, covering the matters set forth in Annex B hereto, and if Option Stock is purchased at any date after the Closing Date, an additional opinion from such counsel, addressed to the Underwriters and dated such later date, confirming that the statements expressed as of the Closing Date in such opinion remain valid as of such later date.

          (f) You shall be satisfied that (i) as of the Effective Date, the statements made in the Registration Statement and the Prospectus were true and correct and neither the Registration Statement nor the Prospectus omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, respectively, not misleading, (ii) since the Effective Date, no event has occurred which should have been set forth in a supplement or amendment to the Prospectus which has not been set forth in such a supplement or amendment, (iii) since the respective dates as of which information is given in the Registration Statement in the form in which it originally became effective and the Prospectus contained therein, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the business, properties, financial condition or results of operations of the Company, whether or not arising from transactions in the ordinary course of business, and, since such dates, except in the ordinary course of business, the Company has not entered into any material transaction not referred to in the Registration Statement in the form in which it originally became effective and the Prospectus contained therein,
     (iv) the Company does not have any material contingent obligations which are not disclosed in the Registration Statement and the Prospectus, (v) there are not any pending or known threatened legal proceedings to which the Company is a party or of which property of the Company or any of its subsidiaries is the subject which are material and which are not disclosed in the Registration Statement and the Prospectus, (vi) there are not any franchises, contracts, leases or other documents which are required to be filed as exhibits to the Registration Statement which have not been filed as required, (vii) the representations and warranties of the Company herein are true and correct in all material respects as of the Closing Date or any later date on which Option Stock is to be purchased, as the case may be, and (viii) there has not been any material change in the market for securities in general or in political, financial or economic conditions from those reasonably foreseeable as to render it impracticable in your reasonable judgment to make a public offering of the Stock, or a material adverse change in market levels for securities in general (or those of companies in particular) or financial or economic conditions which render it inadvisable to proceed.

          (g) You shall have received on the Closing Date and on any later date on which Option Stock is purchased a certificate, dated the Closing Date or such later date, as the case may be, and signed by the Attorney-in-Fact for the Selling Stockholders, stating that the representations and warranties of the Selling Stockholders herein are true and correct in all material respects as of the Closing Date or any later date on which Option Stock is to be purchased, as the case may be.

          (h) You shall have received on the Closing Date and on any later date on which Option Stock is purchased a certificate, dated the Closing Date or such later date, as the case may be, and signed by the President and the Chief Financial Officer of the Company, stating that the respective signers of said certificate have carefully examined the Registration Statement in the form in which it originally became effective and the Prospectus contained therein and any supplements or amendments thereto, and that the statements included in clauses (i) through (vii) of paragraph (d) of this
     Section 9 are true and correct.

          (i) You shall have received from Arthur Andersen LLP, a letter or letters, addressed to the Underwriters and dated the Closing Date and any later date on which Option Stock is purchased, confirming that they are independent public accountants with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder and based upon the procedures described in their letter delivered to you concurrently with the execution of this Agreement (herein called the Original Letter), but carried out to a date not more than three business days prior to the Closing Date or such later date on which Option Stock is purchased (i) confirming, to the extent true, that the statements and conclusions set forth in the Original Letter are accurate as of the Closing Date or such later date, as the case may be, and
     (ii) setting forth any revisions and additions to the statements and conclusions set forth in the Original Letter which are necessary to reflect any changes in the facts described in the Original Letter since the date of the Original Letter or to reflect the availability of more recent financial statements, data or information. The letters shall not disclose any change, or any development involving a prospective change, in or affecting the business or properties of the Company which, in your sole judgment, makes it impractical or inadvisable to proceed with the public offering of the Stock or the purchase of the Option Stock as contemplated by the Prospectus.

          (j) You shall have received from Arthur Andersen LLP a letter stating that their review of the Company's system of internal accounting controls, to the extent they deemed necessary in establishing the scope of their examination of the Company's financial statements as at December 31, 1996, did not disclose any weakness in internal controls that they considered to be material weaknesses.

          (k) You shall have been furnished evidence in usual written or telegraphic form from the appropriate authorities of the several jurisdictions, or other evidence satisfactory to you, of the qualification referred to in paragraph (f) of Section 6 hereof.

          (l) Prior to the Closing Date, the Stock to be issued and sold by the Company shall have been duly authorized for listing by the Nasdaq National Market.

          (m) On or prior to the Closing Date, you shall have received from all directors, officers, stockholders and holders of options or rights to acquire securities of the Company agreements, in form reasonably satisfactory to Hambrecht & Quist LLC, stating that without the prior written consent of Hambrecht & Quist LLC on behalf of the Underwriters, such person or entity will not, for a period of 180 days following the commencement of the public offering of the Stock by the Underwriters, directly or indirectly, (i) sell, offer, contract to sell, make any short sale, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exchangeable or exercisable for or any rights to purchase or acquire Common Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences or ownership of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.

     All the agreements, opinions, certificates and letters mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if Wilson Sonsini Goodrich & Rosati, P.C., counsel for the Underwriters, shall be satisfied that they comply in form and scope.

     In case any of the conditions specified in this Section 9 shall not be fulfilled, this Agreement may be terminated by you by giving notice to the Company and the Selling Stockholders. Any such termination shall be without liability of the Company or the Selling Stockholders to the Underwriters and without liability of the Underwriters to the Company or the Selling Stockholders; provided, however, that (i) in the event of such termination, the Company and the Selling Stockholders agree to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company and the Selling Stockholders under this Agreement, including all costs and expenses referred to in paragraphs (i) and (j) of
Section 6 hereof, and (ii) if this Agreement is terminated by you because of any refusal, inability or failure on the part of the Company or the Selling Stockholders to perform any agreement herein, to fulfill any of the conditions herein, or to comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the transactions contemplated hereby.

     10. CONDITIONS OF THE OBLIGATION OF THE COMPANY AND THE SELLING STOCKHOLDERS. The obligation of the Company and the Selling Stockholders to deliver the Stock shall be subject to the conditions that (a) the Registration Statement shall have become effective and (b) no stop order suspending the effectiveness thereof shall be in effect and no proceedings therefor shall be pending or threatened by the Commission.

     In case either of the conditions specified in this Section 10 shall not be fulfilled, this Agreement may be terminated by the Company and the Selling Stockholders by giving notice to you. Any such termination shall be without liability of the Company and the Selling Stockholders to the Underwriters and without liability of the Underwriters to the Company or the Selling Stockholders; provided, however, that in the event of any such termination the Company and the Selling Stockholders jointly and severally agree to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company and the Selling Stockholders under this Agreement, including all costs and expenses referred to in paragraphs (i) and (j) of Section 6 hereof.

     11. REIMBURSEMENT OF CERTAIN EXPENSES. In addition to their other obligations under Section 7 of this Agreement, the Company and the Selling Stockholders hereby jointly and severally agree to reimburse on a quarterly basis the Underwriters for all reasonable legal and other expenses incurred in connection with investigating or defending any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in paragraph (a) of
Section 7 of this Agreement, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligations under this Section 11 and the possibility that such payments might later be held to be improper; provided, however, that (i) to the extent any such payment is ultimately held to be improper, the persons receiving such payments shall promptly refund them and (ii) such persons shall provide to the Company, upon request, reasonable assurances of their ability to effect any refund, when and if due.

     12. PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of the Company and the Selling Stockholders and the several Underwriters and, with respect to the provisions of Section 7 hereof, the several parties (in addition to the Company, the Selling Stockholders and the several Underwriters) indemnified under the provisions of said Section 7, and their respective personal representatives, successors and assigns. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term "successors and assigns" as herein used shall not include any purchaser, as such purchaser, of any of the Stock from any of the several Underwriters.

     13. NOTICES. Except as otherwise provided herein, all communications hereunder shall be in writing or by telegraph and, if to the Underwriters, shall be mailed, telegraphed or delivered to Hambrecht & Quist LLC, One Bush Street, San Francisco, California 94104; and if to the Company, shall be mailed, telegraphed or delivered to it at its office, 223 East De La Guerra Street, Santa Barbara, California 93101, Attention: Christopher Edgecomb; and if to the Selling Stockholders, shall be mailed, telegraphed or delivered to the Selling
Stockholders in care of                at                     . All notices
given by telegraph shall be promptly confirmed by letter.

     14. MISCELLANEOUS. The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of
(a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or their respective directors or officers, and (c) delivery and payment for the Stock under this Agreement; provided, however, that if this Agreement is terminated prior to the Closing Date, the provisions of paragraphs (k) and (l) of Section 6 hereof shall be of no further force or effect.

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

     Please sign and return to the Company the enclosed duplicates of this letter, whereupon this letter will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

                                          Very truly yours,

                                          STAR TELECOMMUNICATIONS, INC.

                                          By:
                                            ------------------------------------
                                                  Christopher E. Edgecomb
                                                  Chief Executive Officer

                                            SELLING STOCKHOLDERS

                                            ------------------------------------
                                            Christopher E. Edgecomb

                                            ------------------------------------
                                            Mary A. Casey

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

HAMBRECHT & QUIST LLC
ALEX. BROWN & SONS INCORPORATED
By Hambrecht & Quist LLC

By:
    --------------------------------------------------------
            Managing Director

Acting on behalf of the several Underwriters, including themselves, named in
Schedule I hereto.

                                   SCHEDULE I

                                  UNDERWRITERS

                                                   NUMBER OF
                                                    SHARES
                                                     TO BE
UNDERWRITERS                                       PURCHASED
-------------------------------------------------  ---------
Hambrecht & Quist LLC............................
Alex. Brown & Sons Incorporated..................

                                                    -------
          Total..................................  6,500,000
                                                    =======

                                  SCHEDULE II

                              SELLING STOCKHOLDERS

                                     PART A

                                                          NUMBER OF
                                                     UNDERWRITTEN SHARES
NAME OF UNDERWRITTEN SELLING STOCKHOLDER                 TO BE SOLD
-------------------------------------------------    -------------------
Christopher E. Edgecomb..........................           868,000
Mary A. Casey....................................           132,000
                                                          ---------
                                                          1,000,000
                                                          =========

                                     PART B

                                                          NUMBER OF
                                                           SHARES
NAME OF ADDITIONAL SELLING STOCKHOLDER                   TO BE SOLD
-------------------------------------------------    -------------------
Mary A. Casey....................................           185,340
                                                     ===============

                                    ANNEX A

  MATTERS TO BE COVERED IN THE OPINION OF GUNDERSON DETTMER STOUGH VILLENEUVE
                           FRANKLIN & HACHIGIAN, LLP
              COUNSEL FOR THE COMPANY AND THE SELLING STOCKHOLDERS

     (i) Each of the Company and its subsidiaries have been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, is duly qualified as a foreign corporation and in good standing in each state of the United States of America and in each foreign country in which its ownership or leasing of property requires such qualification (except where the failure to be so qualified would not have a material adverse effect on the business, properties, financial condition or results of operations of the Company and its subsidiaries, and has full corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement; all the issued and outstanding capital stock of the Company and each of the subsidiaries of the Company has been duly authorized and validly issued and is fully paid and nonassessable, and is owned by the Company free and clear of all liens, encumbrances and security interests, and to the best of such counsel's knowledge, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in such subsidiaries are outstanding; no preemptive right, or right of refusal in favor, exists with respect to the Stock, or the issue and sale thereof, or with respect to the exercise of options or other rights to purchase securities of the Company after the sale of the Stock, pursuant to the Certificate of Incorporation or Bylaws of the Company and there is no contractual preemptive right that has not been waived, right of first refusal or right of co-sale which exists with respect to the Stock being sold by the Selling Stockholders or the issue and sale of the Stock; there are no subsidiaries of the Company;

     (ii) the authorized capital stock of the Company consists of
shares of           Stock, of which there are outstanding           shares, and
          shares of Common Stock, $          par value, of which there are
outstanding           shares (including the Underwritten Stock plus the number
of shares of Option Stock issued on the date hereof); proper corporate proceedings have been taken validly to authorize such authorized capital stock; all of the outstanding shares of such capital stock (including the Underwritten Stock and the shares of Option Stock issued, if any) have been duly and validly issued and are fully paid and nonassessable; any Option Stock purchased after the Closing Date, when issued and delivered to and paid for by the Underwriters as provided in the Underwriting Agreement, will have been duly and validly issued and be fully paid and nonassessable; and no preemptive rights of, or rights of refusal in favor of, stockholders exist with respect to the Stock, or the issue and sale thereof, pursuant to the Certificate of Incorporation or Bylaws of the Company and, to the knowledge of such counsel, there are no contractual preemptive rights that have not been waived, rights of first refusal or rights of co-sale which exist with respect to the issue and sale of the Stock or with respect to the exercise of options or other rights to purchase securities of the Company after the sale of the Stock;

     (iii) the Registration Statement has become effective under the Securities Act and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus is in effect and no proceedings for that purpose have been instituted or are pending or contemplated by the Commission;

     (iv) the Registration Statement and the Prospectus (except as to the financial statements and schedules and other financial data contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act and with the rules and regulations of the Commission thereunder;

     (v) such counsel have no reason to believe that the Registration Statement (except as to the financial statements and schedules and other financial and statistical data contained or incorporated by reference therein, as to which such counsel need not express any opinion or belief) at the Effective Date contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (except as to the financial statements and schedules and other financial and statistical data contained or incorporated by reference therein, as to which such counsel need not express any opinion or belief) as of its date or at the Closing Date (or any later date on which Option Stock is purchased), contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

     (vi) the information required to be set forth in the Registration Statement in answer to Items 9, 10 (insofar as it relates to such counsel) and 11(c) of Form S-1 is to the best of such counsel's knowledge accurately and adequately set forth therein in all material respects or no response is required with respect to such Items, the description of the Company's stock option plans and the options granted and which may be granted thereunder in the Prospectus accurately and fairly presents the information required to be shown with respect to said plans and options to the extent required by the Securities Act and the rules and regulations of the Commission thereunder;

     (vii) such counsel has reviewed all contracts, leases or other documents referred to in the Registration Statement and the Prospectus and such contracts, leases or other documents are fairly summarized or disclosed therein, and filed as exhibits thereto as required, and all such contracts to which the Company is a party have been duly authorized, executed and delivered by the Company, constitute valid and binding agreements of the Company and, subject to applicable bankruptcy laws, are enforceable against the Company in accordance with the terms thereof;

     (viii) such counsel do not know of any franchises, contracts, leases, documents or legal proceedings, pending or threatened, which in the opinion of such counsel are of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement, which are not described and filed as required;

     (ix) the Underwriting Agreement has been duly authorized, executed and delivered by the Company;

     (x) the issue and sale by the Company of the shares of Stock sold by the Company and the Selling Stockholders as contemplated by the Underwriting Agreement will not conflict with, or result in a breach of, the Certificate of Incorporation or Bylaws of the Company or any of its subsidiaries or any agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or any applicable law or regulation, or so far as is known to such counsel, any order, writ, injunction or decree, of any jurisdiction, court or governmental instrumentality;

     (xi) all holders of securities of the Company having rights to the registration of shares of Common Stock, or other securities, because of the filing of the Registration Statement by the Company have waived such rights or such rights have expired by reason of lapse of time following notification of the Company's intent to file the Registration Statement;

     (xii) no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated in the Underwriting Agreement, except such as have been obtained under the Securities Act and such as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Stock by the Underwriters;

     (xiii) the Stock issued and sold by the Company and the Selling Stockholders will been duly authorized for listing by the Nasdaq National Stock Market;

     (xiv) the Company is not, and upon receipt and pending application of the net proceeds from the sale of the Stock to be sold by the Company in the manner described in the Prospectus will not be, an "investment company" or an "affiliated person" of or "promoter" or "principal underwriter" for an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended;

     (xv) The Company and its subsidiaries have complied with all provisions of
Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida), relating to issuers doing business with the Government of Cuba or with any person or affiliate located in Cuba;

     (xvi) Neither the Company nor any other person associated with or acting on behalf of the Company including, without limitation, any director, officer, agent, or employee of the Company has, directly or indirectly, while acting on behalf of the Company, (i) used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity;
(ii) made any unlawful contribution to any candidate for foreign or domestic office, or to any foreign or domestic government officials or employees or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof or to foreign or domestic political parties or campaigns from corporate funds, or failed to disclose fully any contribution in violation of law; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any other unlawful payment;

     (xvii) Each Selling Stockholder has full power and authority to enter into this Agreement and the Agreement and Power of Attorney. All authorizations and consents necessary for the execution and delivery by such Selling Stockholder of the Agreement and Power of Attorney, and for the execution of this Agreement on behalf of such Selling Stockholder, have been given. Each of the Agreement and Power of Attorney and this Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder and constitutes a valid and binding agreement of such Selling Stockholder and is enforceable against such Selling Stockholder in accordance with the terms thereof and hereof;

     (xviii) Each Selling Stockholder now has, and at the time of delivery thereof hereunder will have; (1) good and marketable title to the Shares to be sold by such Selling Stockholder hereunder, free and clear of all liens, encumbrances and claims whatsoever (other than pursuant to the Agreement and Power of Attorney); and (2) full legal right and power to sell, transfer and deliver such Shares to the Underwriters hereunder and to make the representations, warranties and agreements made by such Selling Stockholder herein;

     (xix) No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required for the consummation by such Selling Stockholder of the transactions on its part contemplated herein and in the Agreement and Power of Attorney, except such as have been obtained under the Act or the Rules and Regulations and such as may be required under state securities or Blue Sky laws or the by-laws and rules of the NASD in connection with the purchase and distribution by the Underwriters of the Shares to be sold by such Selling Stockholder; and

     (xx) To the best of our knowledge, none of the Selling Stockholders, directly or indirectly through one or more intermediaries, controls, is controlled by, is under common control with, or has any other association (within the meaning of Article I, Section 1(m) of the bylaws of the NASD) or affiliation with, any member firm of the NASD.

     Counsel rendering the foregoing opinion may rely as to questions of law not involving the laws of the United States or of the State of Delaware, upon opinions of local counsel satisfactory in form and scope to counsel for the Underwriters. Copies of any opinions so relied upon shall be delivered to the Representatives and to counsel for the Underwriters and the foregoing opinion shall also state that counsel knows of no reason the Underwriters are not entitled to rely upon the opinions of such local counsel.

                                    ANNEX B

            MATTERS TO BE COVERED IN THE OPINION OF SWIDLER, BERLIN
                       REGULATORY COUNSEL FOR THE COMPANY

     Such counsel are familiar with the business of the Company and have read the Registration Statement and the Prospectus, including particularly the portions of the Registration Statement and the Prospectus referring to regulatory issues and:

     (i) with respect to matters relating to the regulation of long distance telecommunications carriers administered by United States federal or state authorities, including the FCC and State Public Utilities Commissions (collectively "Regulatory Matters"), such counsel (A) has no reason to believe that (except for financial statements and supporting notes and schedules and other financial and statistical data contained therein, as to which such counsel need not comment) the Registration Statement and the prospectus included therein at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the prospectus, in light of the circumstances under which they were made) and (B) has no reason to believe that (except for financial statements and supporting notes and schedules and other financial statistical data contained therein, as to which such counsel need not comment) the Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

     (ii) the statements relating to Regulatory Matters in the Prospectus under the captions "Risk Factors -- Potential Adverse Affects of Government Regulation and -- Significant Competition," "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Summary" and
"Business -- Industry Background -- Network, and -- Government Regulation", insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly summarize the matters referred to therein;

     (iii) Schedule 1 hereto accurately and completely lists all of the licenses, permits, and authorizations issued by the FCC (collectively, the "Licenses") necessary for the Company to carry on its business as described in the Registration Statement and Prospectus. Schedule 2 hereto accurately and completely lists all pending applications filed by the Company with the FCC;

     (iv) to the best of our knowledge, the Licenses are validly issued. "Validly issued" as used herein means that the Licenses have been issued through the means of regular FCC procedures applied in conformity with the Communications Act and prior FCC practice and there is no legal basis under the Communications Act to conclude that the Company cannot hold one or more of the Licenses as a matter of law. To the best of our knowledge, (i) the Licenses are in full force and effect without conditions that would have a material adverse effect on the Company's operations except for such conditions that would have a material adverse effect on the Company's operations except for such conditions imposed generally by the FCC upon such licenses or conditions stated on the face of the Licenses, (ii) all express conditions in the Licenses have been satisfied where the failure to satisfy such conditions would have a material adverse effect on the Company's operations as described in the Registration Statement and the Prospectus, and (iii) the Company has not received any notification that any revocation or limitation of the Licenses is threatened or pending that would have a material adverse effect on the Company's operations as described in the Registration Statement and Prospectus;

     (v) except as specified in Schedule 3 hereto, the Company has filed with the FCC all applications, statements, reports, information, forms, or any other document required under the Communications Act, except where the failure to so file would not have a material adverse effect on the Company's ability to provide its services as described in the Registration Statement and the Prospectus and, to the best of our knowledge, such filings or submissions were in compliance with applicable laws or regulations when filed or submitted and no deficiencies have been asserted by the FCC with respect to such filings or submissions except where the deficiency is of such a nature that failure to cure any such deficiency would not have a material adverse effect on the Company's ability to provide its services as described in the Registration Statement and Prospectus, and, the information contained in such filings or submissions was, in all material respects, accurate, complete and up-to-date at the time the filings or submissions were made;

     (vi) the Company has filed with the applicable foreign and domestic regulatory authorities each and every statement, report, information or form required by any applicable law, regulation or order, except where the failure to so file would not have a material adverse effect on the Company or its business, properties, business prospects, condition (financial or otherwise) or results of operations, and all such filings or submissions were in compliance with applicable laws when filed, and no deficiencies have been asserted by any regulatory commission, agency or authority with respect to such filings or submissions, except where the failure to so file or cure any such deficiency would not have a material adverse effect on the Company or its business, properties, business prospects, condition (financial or otherwise) or results of operations. The Company has maintained in full force and effect all licenses and permits necessary or proper for the conduct of its business, except where the failure to do so would not have a material adverse effect on the Company or its business, properties, business prospects, condition (financial or otherwise) or results of operations, and the Company has not received any notification that any revocation or limitation thereof is threatened or pending that would have such an effect. Except as disclosed in the Registration Statement and the Prospectus, there is not pending any change under any law, regulation, license or permit that would have a material adverse effect on the Company or its business, properties, business prospects, condition (financial or otherwise) or results of operations. The Company has not received any notice of, or, to our knowledge, been threatened with or is under investigation with respect to, a violation or a possible violation of any provision of any law, regulation or order, except such violation or violations as would not have a material adverse effect on the Company or its business, properties, business prospects, condition (financial or otherwise) or results of operations;

     (viii) with respect to state certificates of public convenience and necessity of other operating authorizations issued by state and public utility commissions or similar state governmental agencies (collectively "PUCs" and individually a "PUC") (such PUC certificates and authorizations are hereinafter referred to collectively as the "State Authorizations") held by the Company, such State Authorizations are in full force and effect and are unimpaired by any act or omission of the Company or any of its employees or agents, in each case except where such authorization is not required or where the failure to so hold any such State Authorization would not have a material adverse effect on the Company or its business, properties, business prospects, condition (financial or otherwise) or results of operations. The State Authorizations are all of the licenses, authorizations, consents and approvals necessary from the PUCs in order to allow the Company to own its assets and carry on its business as currently being conducted, except where the failure to so hold any State Authorizations would not have a material adverse effect on the Company or its business, properties, business prospects, condition (financial or otherwise) or results of operations. To the best of our knowledge, there are no proceedings of any kind, including but not limited to rulemaking proceedings of general applicability in the industry or industries in which the Company operates, by or before any PUC, now pending or threatened, which, if adversely determined, would have a material adverse effect on the Company or its business, properties, business prospects, condition (financial or otherwise) or results of operations. Neither the execution and delivery of this Agreement and the Pricing Agreement or the consummation of the transactions contemplated herein and therein and in the Registration Statement will conflict with or result in a breach of, or require any authorization, approval or consent under the Communications Act of 1934, as amended, or the rules of the Federal Communications Commission (the "FCC") or the communications statutes of any state or the policies or rules of any PUC;

     (ix) to the best of our knowledge, there is no proceeding, formal or informal complaint or investigation before the FCC against the Company or any of the Licenses identified in Schedule 1 or based on any violation or alleged violation by the Company of the Communications Act except for proceedings affecting the industry generally to which the Company is not a specific party; and

     With respect to subparagraph (i) above, Swidler, Berlin may state that its opinion and belief is based upon its participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified. In rendering its opinion, Swidler, Berlin may rely, to the extent it deems proper, and without limitation, on public files, documents, certificates on file with or issued by public officials, and certificates of responsible officers of the Company.

                                        3